WATCHBOX BY GOVBERG

166 East Levering Mill Road
Bala Cynwyd, PA 19004

toll free  866.8  58.84 34

thewatchbox.com

Item number

Description/ Reference

Quantity

Sell Price

3809825

    1

Subtotal
Paid
Tax

Amount Due

Sold to: RSE Archive LLC 71 Southgate Blvd New Castle, DE19720	Ship to: RSE Archive LLC 71 Southgate Blvd New Castle, DE19720
Telephone:	Salesperson 1':ame:	Source	.

Transaction Date: 9/12/2019	Account Type: 1	Account Number	:
3675048

$16,800.00

$16,800.00

           ***Sale***              Receipt #: 610626

1

Rolex GMT Master Pepsi
126710 BLRO

$16,800.00

See reverse side for important information

Customer Signature: /s/ Chris Bruno
Title: CEO